Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen International Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,948,612         0.07             34,970,104        8.15


     Class B      195,350  0.03             5,983,663         7.93


     Class C      245,898  0.03             7,263,377         7.94


     Class I      16,265,507        0.10             189,822,059       8.21


     Class R      0                 0                54,219            8.00





     Evergreen Global Opportunities Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             4,424,753         22,21


     Class B      0                 0.00             1,350,972         19.40


     Class C      0                 0.00             991,602  19.48


     Class I      0                 0.00             79,359            22.62

















     Evergreen Global Large Cap Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             7,157,183         14.31


     Class B      0                 0.00             2,900,084         13.44


     Class C      0                 0.00             1,836,049         13.42


     Class I      0                 0.00             283,498  14.66





     Evergreen Emerging Markets Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      353,757  0.13             2,304,827         12.60


     Class B      32,102            0.07             428,347  11.84


     Class C      53,920            0.08             665,186  11.82


     Class I      2,457,529         0.16             17,023,633        12.90























     Evergreen Precious Metals Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,414,305         0.92             6,056,796         33.54


     Class B      955,641  0.69             1,413,385         32.35


     Class C      2,110,647         0.78             3,079,875         32.17


     Class I      51,499            0.98             83,777            33.26